                         DELMARVA POWER & LIGHT COMPANY

                                  $250,000,000

                          Medium-Term Notes, Series C
                                      and
                              First Mortgage Bonds
                          (Secured Medium-Term Notes)


                             Distribution Agreement
                             ----------------------

                                                                      199
                                                          ----------,     -

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
World Financial Center, North Tower
New York, New York  10281

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

Dear Sirs:

     Delmarva Power & Light Company, a Delaware and Virginia corporation (the "Company"), proposes to issue and sell from time to time its Medium Term Notes, Series C (the "Notes") and First Mortgage Bonds, which may be designated as "Secured Medium-Term Notes" (the "Bonds") (collectively, the "Securities"), in an aggregate amount up to $250,000,000 and agrees with each of you (individually, an "Agent", and collectively, the "Agents") as set forth in this Agreement.

     Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent, as principal, it will enter into a separate agreement (each a "Terms Agreement") in accordance with Section 2(b) hereof.

     The Notes will be issued under an Indenture, dated as of November 1, 1988, as it may be supplemented and amended (the "Note Indenture"), between the Company and Manufacturers Hanover Trust

Company, as Trustee (the "Note Trustee"). The Bonds will be issued under the Company's Mortgage and Deed of Trust, dated as of October 1, 1943, to the New York Trust Company (to which the Chemical Bank is successor), as trustee (the "Bond Trustee"), as heretofore supplemented and amended and to be further supplemented and amended by one or more Supplemental Indentures (collectively, the "Supplemental Indenture") with respect to the Bonds (collectively, the "Mortgage"). The Note Indenture and Mortgage are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The Note Trustee and the Bond Trustee are sometimes hereinafter referred to individually as a "Trustee" and collectively as the "Trustees." The Securities shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indentures.

     1.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants to, and agrees with, each Agent that:

          (a) A registration statement on Form S-3 in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), in the form heretofore delivered or to be delivered to such Agent, excluding exhibits to such registration statement but including all documents currently incorporated by reference in the prospectus included therein, and such registration statement in such form has been declared effective by the Commission and, to the best of the Company's knowledge, no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement being hereinafter called a "Preliminary Prospectus"; such registration statement, including all exhibits thereto but excluding the Forms T-1, as amended at the time it became effective, being hereinafter called the "Registration Statement"; the prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities sold pursuant to this Agreement, in the form filed with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

          (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

          (c) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date in the case of the Registration Statement and any amendment thereto and as of the applicable filing date in the case of the Prospectus and any supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

          (d) There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdictions of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

          (f) The Company has an authorized capitalization as set forth in the financial statements incorporated by reference in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

          (g) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indentures, which will be substantially in the forms filed as exhibits to the Registration Statement; each Indenture has been duly authorized and qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and each Indenture conforms and the Securities of any particular issuance of Securities will conform to the descriptions thereof in the Prospectus as amended or supplemented to relate to such issuance of Securities;

          (h) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indentures, this Agreement, the Administrative Procedure (as defined in Section 2 hereof) and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Certificate and Articles of Incorporation or the By-Laws, as amended, of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities and the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indentures, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained under the Act, the Trust Indenture Act and the laws of the State of Delaware and Commonwealth of Virginia governing the regulation of public utilities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by such Agent of offers to purchase Securities from the Company and with purchases of Securities by such Agent as principal, as the case may be, in each case in the manner contemplated hereby;

          (i) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;



          (j) Immediately after any sale of Securities by the Company hereunder or under any Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement will not exceed the amount of Securities registered under the Act; and

          (k) This Agreement has been, and any Terms Agreement will have been, duly authorized and entered into by the Company.

     2.  Obligations of the Agents and the Company.  (a)  On the basis of the
         -----------------------------------------
representations and warranties and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its best efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, any debt securities with a maturity at the time of original issuance of 9 months to 40 years except pursuant to this Agreement, any Terms Agreement or a private placement not constituting a public offering under the Act, or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Company reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale. These provisions shall not limit Section 4(f) hereof or any similar provision included in any Terms Agreement.

     Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company (the "Administrative Procedure"). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a written Terms Agreement. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Company will furnish to each Trustee a copy of the Administrative Procedure as from time to time in effect.

     The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one business day, after receipt of notice from the Company, the

Agents will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

     The Company agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold (except that the Company and such Agent may agree in writing to a higher commission for maturities in excess of 30 years):

                                                       Commission
                                                     (percentage of
                                                       aggregate
                                                   principal amount
Range of Maturities                                   of Securities sold)
- -------------------                                   -------------------
    From 9 months to less than 1 year                         .125%
    From 1 year to less than 18 months                        .150%
    From 18 months to less than 2 years                       .200%
    From 2 years to less than 3 years                         .250%
    From 3 years to less than 4 years                         .350%
    From 4 years to less than 5 years                         .450%
    From 5 years to less than 6 years                         .500%
    From 6 years to less than 7 years                         .550%
    From 7 years to less than 10 years                        .600%
    From 10 years to less than 15 years                       .625%
    From 15 years to less than 20 years                       .675%
    20 years and more                                         .750%

          (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement may be either (i) a written agreement between either or both Agents and the Company, which may be substantially in the form of Annex I hereto, or (ii) an oral agreement between either Agent and the Company confirmed in writing by such Agent. Each Terms Agreement shall contain the information specified in the Administrative Procedure under the caption, "Communication of Sale Information to Company by Agent", and may specify certain terms of the reoffering of the Securities. Each Terms Agreement may also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof. The commitment of any Agent to purchase Securities as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

    Each Terms Agreement shall specify the time and date and place of delivery of and payment for such Securities. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure.

    Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a "Time of Delivery".

    Unless otherwise specified in a Terms Agreement, an Agent purchasing Securities as principal may resell such Securities to dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Pricing Supplement relating to such Securities.

    3.  Commencement.  The documents required to be delivered pursuant to
        ------------
Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Reid & Priest, 40 West 57th Street, New York, New York, at or before 12:00 noon, New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

    4.  Covenants of the Company.  The Company covenants and agrees with each
        ------------------------
Agent:

          (a) (i) To make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Commencement Date, to which any Agent shall reasonably object after reasonable notice thereof or (B) after the date of any Terms Agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery, to which any Agent party to such Terms Agreement or so purchasing as principal shall reasonably object after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b) under the Act; (iii) to make no amendment or supplement to the Registration Statement or Prospectus, other than any Pricing Supplement, at any time prior to having afforded each Agent a reasonable opportunity to review and comment on it; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) Promptly, from time to time, to take such action as such Agent reasonably may request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) To furnish such Agent with copies of the Registration Statement and each amendment thereto, and with copies of the Prospectus as amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedure), in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act, both in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

          (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after (i) the effective date of the Registration Statement, (ii) the effective date of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e) So long as any Securities are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to such Agent (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (f) That, between the date of any Terms Agreement with an Agent and the related Time of Delivery, the Company will not, without the prior written consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Securities (other than (i) the Securities that are to be sold pursuant to such Terms Agreement, (ii) Securities previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such Terms Agreement;

          (g) That each acceptance by the Company of an offer to purchase Securities hereunder (including any purchase by such Agent as principal pursuant to a Terms Agreement) shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such purchase pursuant to a Terms Agreement, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

          (h) That reasonably in advance of each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement) and each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Securities to such Agent as principal pursu-ant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Reid & Priest, counsel to the Agents, as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

          (i) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a

    Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of Dale G. Stoodley, General Counsel for the Company, or other counsel for the Company satisfactory to such Agent, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such purchase pursuant to a Terms Agreement, as the case may be, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

          (j) That each time the Registration Statement or the Prospectus shall be amended or supplemented and each time that a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, in either case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records, and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall cause the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such purchase pursuant to a Terms Agreement, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 6(d) hereof which was last furnished to such Agent;

          (k) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement, amendment, incorporation or Time of Delivery relating to such purchase pursuant to a Terms
    Agreement, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, to the effect that the statements contained in the certificate referred to in Section 6(f) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said
    Section 6(f) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date.

    5.  Payment of Expenses.  The Company covenants and agrees with each Agent
        -------------------
that the Company will pay or cause to be paid the following: (i) the fees and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing
Supplement and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the fees and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and the continuing advice and services of such counsel in connection with the transactions contemplated hereunder; (iii) the cost of printing, preparing by word processor or reproducing this Agreement, any Terms Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities;
(iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing the Securities; (viii) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Company; (x) the out-of-pocket expenses of the Agents incurred in connection with the implementation of the program for the offer and sale of the Securities; and (xi) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

    6.  Conditions of Agents' Obligations.  The obligation of any Agent, as
        ---------------------------------
agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Securities and the obligation of any offeree to purchase Securities or of any Agent to purchase Securities as principal, pursuant to any Terms Agreement, shall in each case be subject, in such offeree's or Agent's discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, contained in or incorporated in such Terms Agreement by reference) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that on or prior to such Solicitation Time or Time of Delivery, as the case may be, the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) (i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the

     Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof;
     (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

          (b) Reid & Priest, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to the incorporation of the Company, the validity of each Indenture, the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, a letter, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such a letter, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Dale G. Stoodley, General Counsel for the Company, or other counsel for the Company satisfactory to such Agent, shall have furnished to such Agent his written opinions, dated the Commencement Date and each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent, to the effect that:

               (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware and Virginia with all corporate power and other authority, including franchises, necessary to own or lease its properties and conduct its business as described in the Registration Statement and Prospectus as amended or supplemented and to issue and sell the Securities; and each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction and is duly qualified to do business as a foreign corporation and is in good standing under the laws of any jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, with all corporate and other authority and franchises necessary to own or lease its properties and conduct its business as described in the Registration Statement and Prospectus;

              (ii) the Company is duly qualified to do business as a foreign corporation in good standing in Maryland, New Jersey, Ohio and Pennsylvania, being all of the jurisdic-tions in which the conduct of its business or its ownership or leasing of properties requires such qualifi-cation; and the Company owns all of the stock of its subsidiaries, free and clear of any lien, pledge or other encumbrance;

             (iii) except as otherwise set forth in the Prospectus as amended or supplemented, and except with respect to the location of certain poles, wires, and other facilities within public highways or over or under public or navigable waters (the status of which does not in any case threaten to affect materially the Company's ability to conduct its present business), the Company has such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, approvals, authorizations and/or orders of governmental bodies, political subdivisions or regulatory authorities, free from materially burdensome restrictions, as are necessary for the acquisition, construction and ownership of the properties owned or leased by it and the maintenance and operation of the properties now operated by it and the conduct of the business now carried on by it as described in the Registration Statement and the Prospectus as amended or supplemented, and to the best of the knowledge of such counsel, the Company is not in default or violation of any such franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, approvals, authorizations, and/or orders of governmental bodies, political subdivisions or regulatory authorities to an extent which would materially affect the conduct of such business, and the Company is not, to any material extent, in violation of any applicable Federal, state or other laws and regulations;

              (iv) each of the Note Indenture and the Mortgage has been, and, at the date of issuance of each series of the Bonds, the Supplemental Indenture with respect to such series will have been, duly authorized, executed and delivered and is, and will be, as the case may be, a valid instrument legally binding upon the Company and enforceable in accordance with its terms, except as remedies may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights generally or principles of equity;

               (v) the Mortgage, including each supplement thereto, has been duly recorded as a mortgage upon the property covered thereby in such a manner as is necessary to maintain the lien thereof; and with respect to security interests in personal property and fixtures covered by the Mortgage, financing statements have been duly filed, to the extent required, under the provisions of the Delaware, Maryland, New Jersey, Pennsylvania and Virginia Uniform Commercial Codes (certain of which contain requirements for the filing of continuation statements at specified intervals in order to preserve the security);

               (vi) substantially all the utility plant and real property owned by the Company at the date of the Supplemental Indenture are adequately described in the Mortgage so as to constitute the Mortgage a lien thereon as security for the Bonds, subject to no liens, encumbrances, or rights of others, other than those specified or referred to in the Prospectus under the heading "Description of the New Bonds-Security";

              (vii) at the date of issuance of each series of the Bonds, substantially all the utility plant and real property owned by the Company will be adequately described in the Mortgage so as to constitute the Mortgage a lien thereon as security for the Bonds, subject to no liens, encumbrances, or rights of others, other than those specified or referred to in the Prospectus as amended or supplemented under the heading "Description of The New Bonds-Security";

             (viii) the Notes have been duly authorized and, with respect to the Notes of each issue, when the terms thereof have been duly established in accordance with a Company

          Order or pursuant to such procedures acceptable to the Note Trustee as may be specified in a Company Order, when they have been duly executed by the proper officers of the Company, authenticated by the Trustee and delivered by the Company, and when payment therefor has been received by the Company, they will have been validly issued and will be valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Note Indenture, subject to the limitations set forth in paragraph (iv) above;

             (ix) at the date of issuance of each series of the Bonds, the Bonds of such series will have been duly authorized and, when duly executed by the proper officers of the Company, authenticated by the Trustee and delivered by the Company, and when payment therefor has been received by the Company, they will have been validly issued and will be valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the lien of, and benefits provided by, the Mortgage, subject to the limitations set forth in paragraph (iv) above;

             (x) the terms of the Note Indenture and the Mortgage conform, and at the date of issuance of each issue of the Notes or series of the Bonds, the Notes of such issue or the Bonds of such series, as the case may be, will conform, as to legal matters, to the description thereof and the statements concerning them in the Registration Statement and the Prospectus as amended or supplemented; the summary of certain terms and provisions of the Note Indenture and the Mortgage appearing in the Registration Statement and the Prospectus as amended or supplemented fairly presents, and at each such date of issuance, the summary of certain terms and provisions of the Notes of such issue or the Bonds of such series, as the case may be, appearing in the Registration Statement and the Prospectus as amended or supplemented will fairly present, the information called for by the Act and the rules and regulations of the Commission thereunder; and the Note Indenture and the Mortgage have been duly qualified under the Trust Indenture Act of 1939;

             (xi) the Delaware Public Service Commission and the Virginia State Corporation Commission have issued orders (to be identified by date and docket number) authorizing the issuance and sale of the Securities and authorizing generally the transactions relating thereto (including permitting the Company to enter into this Agreement and perform its obligations hereunder); neither of such orders contains any condition inconsistent with the provisions hereof nor, to the best knowledge of such counsel, has either of such orders been rescinded, modified or stayed; and no further action is required to be taken by, and no further authorization, consent or approval is required to be obtained from, any governmental authority having jurisdiction in connection with the authorization, issuance and sale of the Securities (other than in connection with state securities or blue sky laws as to which counsel need express no opinion);

             (xii) the statements in the Prospectus as amended or supplemented that are stated therein to have been made on the authority of such counsel as an expert have been reviewed by such counsel and, as to matters of law and legal conclusions, are correct and fairly present the information required to be shown;

             (xiii) such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not described as required, or of any contracts or documents of the Company or any of its subsidiaries of a character required to be described in the Registration Statement or Prospectus as amended or supplemented, incorporated by reference into the Prospectus as amended or supplemented or filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission thereunder which have not been described, incorporated by reference or filed as required;

             (xiv) the performance of this Agreement and of any Terms Agreement and the consummation of the transactions herein or therein contemplated and the fulfillment of the terms hereof or thereof will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Restated
          Certificate and Articles of Incorporation, as amended, or By-Laws, as amended, of the Company, or any statute, or any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, or any order, rule or regulation known to such counsel applicable to the Company or to any of its subsidiaries or any of their property of any court or other governmental body;

             (xv) this Agreement has been, and when executed any Terms Agreement shall have been, duly authorized and entered into by the Company; and this Agreement is, and when executed and delivered any Terms Agreement shall be, valid and binding on the Company, except that rights to indemnity hereunder and thereunder may be limited under securities laws.

             (xvi) The documents incorporated by reference in the Prospectus as amended or supplemented, when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading, except that such counsel need express no opinion as to the financial statements and other financial data included therein; and

             (xvii) the Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order with respect thereto has been issued and is continuing, no order directed to the adequacy or accuracy of any Incorporated Document has been issued by the Commission and no proceeding for any such purpose has been initiated or is pending or, to the best knowledge of such counsel, contemplated by the Commission; the Registration Statement at the time it became effective complied, and the Prospectus as amended or supplemented complies, as to form, in all material respects, with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe that
          (i) the Registration Statement, at the time the Registration Statement became effective and at the Solicitation Time, contained or contains any statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion as to the financial statements and other financial data included therein.

          (d) The independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date and each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent to the effect set forth in Annex III hereto;

          (e)  There shall not have occurred any:

               (i) change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at such Solicitation Time or Time of Delivery, as the case may be, that, in such Agent's judgment, is material and adverse and that makes it, in such Agent's judgment, impracticable to market the Securities on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

               (ii) (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in such Agent's judgment, is material and adverse and, in the case of any of the events described in clauses (A) through
          (D), such event, singly or together with any other such event, makes it, in such Agent's judgment, impracticable to market the Securities on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at such Solicitation Time or Time of Delivery, as the case may be; and

               (iii) downgrading in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

     except, in each case, as disclosed to such Agent in writing by the Company prior to such Solicitation Time, or unless in each case described in (ii) above, the relevant event shall have occurred and been known to such Agent prior to such Solicitation Time, as the case may be.

          (f) The Company shall have furnished or caused to be furnished to such Agent certificates of officers of the Company dated the Commencement Date and each applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections (a) and (e) of this Section 6, and as to such other matters as such Agent may reasonably request.

     7.  Indemnification.  (a) The Company will indemnify and hold harmless each
         ---------------
Agent, and each person, if any, who controls such Agent within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, how-ever, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein, and provided, further, that the indemnity agreement contained in this paragraph in respect of any Preliminary Prospectus shall not inure to the benefit of either Agent on account of any such losses, claims, damages or liabilities arising from the sale of the Securities to any offeree if such Agent failed to send or give a copy of the Prospectus as amended or supplemented (excluding documents incorporated therein by reference), if any amendments or supplements thereto shall have been furnished, at or prior to the time of written confirmation of the sale involved, to such offeree with or prior to the written confirmation of such sale.

     (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that the indemnifying party shall only be responsible for the fees of such counsel to the extent they are reasonably incurred. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses, to the extent they are reasonable, shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agents, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

     (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     8.  Nonperformance.  Each Agent, in soliciting offers to purchase
         --------------
Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and
(ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

     9.  Survival of Agreement.  The respective indemnities, agreements,
         ---------------------
representations, warranties and other statements by any Agent and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

     10.  Suspension or Termination.  The provisions of this Agreement relating
          -------------------------
to the solicitation of offers to purchase Securities from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of such suspension or termination with respect to any Agent, (i) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (ii) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (iii) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a),
Section 4(d), Section 4(e), Section 5, Section 7, Section 8 and Section 9 hereof are concerned.

     11.  Notices.  Except as otherwise specifically provided herein or in the
          -------
Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Morgan Stanley & Co. Incorporated, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 1251 Avenue of the Americas, New York, New York 10020, Attention: Manager, Credit Department, Facsimile Transmission No. (212) 703-4575 and a copy to 1221 Avenue of the Americas, New York, New York 10020, Attention: Managing Director, Debt Syndicate, Facsimile Transmission No. (212) 764-7490, Attention: Manager, Debt Syndicate, and if to Merrill Lynch & Co. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to World Financial Center, North Tower, 23rd Floor, New York, New York 10281, Facsimile Transmission No. (212) 449-2234, Attention: MTN Product Management, and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Delmarva Power & Light Company, 800 King Street, Wilmington, Delaware 19899, Facsimile Transmission No. (302) 429-3665, Attention: Treasurer.

     12.  Benefit of Agreement.  This Agreement and any Terms Agreement shall be
          --------------------
binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Section 7, Section 8 and Section 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason of such purchase.

     13.  Definition of Business Day.  Time shall be of the essence in this
          --------------------------
Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day when the office of the Commission in Washington, D.C. and banks located in the City of New York are normally open for business.

     14.  Governing Law. This Agreement and any Terms Agreement shall be
          -------------
governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of law provisions thereof.

     15.  Execution in Counterparts.  This Agreement and any written Terms
          -------------------------
Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                              Very truly yours,

                              DELMARVA POWER & LIGHT COMPANY



                              By:
                                 ------------------------------

                              Title:
                                    ---------------------------

Accepted in New York, New York,
  as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED



By:
   ------------------------------

Title:
      ---------------------------


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED



By:
   ------------------------------

Title:
      ---------------------------

                                                                         ANNEX I
                         DELMARVA POWER & LIGHT COMPANY

                          Medium Term Notes, Series C

                                Terms Agreement
                                ---------------

                                                                         , 19


[Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
World Financial Center, North Tower
New York, New York  10281]

[Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020]

Dear Sirs:

     Delmarva Power & Light Company (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated ______, 199_ (the "Distribution Agreement"), between the Company, on the one hand, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (the "Agents") on the other, to issue and sell to [Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Morgan Stanley & Co. Incorporated] the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Agreement. Each of the representations and warranties set forth in the Distribution Agreement shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the

Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Morgan Stanley & Co. Incorporated] and [Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Morgan Stanley & Co. Incorporated] agree to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.


                                 DELMARVA POWER & LIGHT COMPANY



                                 By:
                                    ------------------------------

                                 Title:
                                       ---------------------------


Accepted in New York, New York,
  as of the date hereof:


[MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED]


[MORGAN STANLEY & CO. INCORPORATED]


By:
   ---------------------------------

Title:_______________________________

                                                       Schedule to Annex I

Title of Purchased Securities:

     [   % Medium-Term Notes]
     [   % First Mortgage Bonds, Series due     ]

Aggregate Principal Amount:

     $

[Price to Public:                ]

Purchase Price by [Merrill Lynch & Co.] [Morgan Stanley & Co. Incorporated]

     % of the principal amount of [, plus accrued interest  from          to
                   ]

Method of and Specified Funds for Payment of Purchase Price:

     [By certified or official bank check or checks, payable to the order of the Company, in immediately available funds]

     [By wire transfer to a bank account specified by the Company in immediately available funds]

Indenture:

     [Indenture, dated as of November 1, 1988, between the Company and Manufacturers Hanover Trust Co., as Trustee]

     [Mortgage and Deed of Trust, dated as of October 1, 1943, to the New York Trust Company (to which Chemical Bank is successor), as Trustee, as supplemented and amended to and including the _____ Supplemental Indenture]

Time of Delivery:

Closing Location:

Maturity:

Interest Rate:

     [      %]

Interest Payment Dates:

     [months and dates]

Redemption Provisions:



Documents to be Delivered:

     The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

     [(1) The opinion or opinions of counsel to the Agents referred to in
          Section 4(h).]
     [(2) The opinion of counsel to the Company referred to in Section 4(i).] [(3) The accountants' letter referred to in Section 4(j).]
     [(4) The officers' certificate referred to in Section 4(k).]

Other Provisions (including Syndicate Provisions, if applicable):

                                                                  ANNEX II

                         DELMARVA POWER & LIGHT COMPANY

                            Administrative Procedure

     This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated ______, 199_ (the "Distribution Agreement"), between Delmarva Power & Light Company (the "Company") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (together, the "Agents"), to which this Administrative Procedure is attached as Annex II. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indenture.

     The procedures to be followed with respect to the settlement of sales of Securities directly by the Company to purchasers solicited by an Agent, as agent, are set forth below. Such procedures shall also be followed with respect to sales of Securities by the Company to an Agent, as principal, unless the Company and such Agent agree to follow different procedures pursuant to a written Terms Agreement. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent" and, in relation to a purchase of a Security by such Agent as principal as the "Purchasing Agent".

     The Company will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

Posting Rates by Company:

     The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by Company:

     Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Securities and may reject any such offer in whole or in part.

     The Company will promptly notify the Agent of its acceptance or rejection of an offer to purchase Securities. If the Company accepts an offer to purchase Securities, it will confirm such acceptance in writing to the Agent and the Trustee.

Communication of Sale Information to Company by Agent:

     After the acceptance of an offer by the Company, the Agent will communicate the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

     (1)  Principal amount of Securities to be purchased;
     (2)  If a Fixed Rate Security, the interest rate;
     (3)  Maturity Date;
     (4)  Issue Price;
     (5) Selling Agent's commission or Purchasing Agent's discount, as the case may be;
     (6)  Net proceeds to the Company;
     (7)  Settlement Date;
     (8)  If a redeemable Security, such of the following as are applicable:
               (i)  Redemption Commencement Date,
              (ii)  Initial Redemption Price (% of par), and
             (iii) Amount (% of par) that the Redemption Price shall decline on each anniversary of the Redemption Commencement Date;
    [(9)  If a Floating Rate Security, such of the following as are applicable:
               (i)  Interest Rate Basis,
              (ii)  Index Maturity,
             (iii)  Spread or Spread Multiplier,
              (iv)  Maximum Rate,
               (v)  Minimum Rate,
              (vi)  Initial Interest Rate,
             (vii)  Interest Reset Dates,
            (viii)  Calculation Dates,
              (ix)  Interest Determination Dates,
               (x)  Interest Payment Dates,
              (xi)  Regular Record Dates, and
             (xii)  Calculation Agent;]
     (10) Name, address and taxpayer identification number of the registered owner;

    (11)  Denomination of certificates to be delivered at settlement;
    (12) Whether such Security is a Book-Entry Security or a Certificated Security; and
    (13)  Whether such Agent is acting as Selling Agent or Purchasing Agent.

Preparation of Pricing Supplement by Company:

     If the Company accepts an offer to purchase a Security, it will prepare a Pricing Supplement. The Company will arrange to have ten Pricing Supplements filed with the Commission not later than the close of business of the Commission on the fifth business day following the date on which such Pricing Supplement is first used, and will promptly deliver copies of such Pricing Supplement to the Agent no later than 11:00 a.m. on the day following the Trade Date via next day mail or telecopy at the following locations:

          Morgan Stanley & Co. Incorporated:

               Morgan Stanley & Co. Incorporated
               1221 Avenue of the Americas
               4th Floor
               New York, New York  10020
               Attn: Medium-Term Note Trading Desk, Carlos Cabrera
               Telephone: (212) 296-5830
               Telecopy: (212) 764-7490

          Merrill Lynch & Co.:

               Merrill Lynch & Co. - Tritech Services
               4 Corporate Place
               Corporate Park 287
               Piscataway, NJ  08854
               Attn: Final Prospectus Unit/Nachman Kimerling
               Telephone: (908) 878-6526
               Telecopy: (908) 878-6530

               also, for record keeping purposes, please send a copy to:

               Merrill Lynch & Co.
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
               Merrill Lynch World Headquarters
               World Financial Center, North Tower
               10th Floor
               New York, NY  10281-1310
               Attn: MTN Product Management
               Telephone: (212) 449-7476
               Telecopy: (212) 449-2234

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

     The Selling Agent will deliver to the purchaser of a Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Security prior to or together with the earlier of the delivery to such pur-chaser or its agent of (a) the confirmation of sale or (b) the Security.

Date of Settlement:

     All offers solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the "Settlement Date") which is the fifth business day after the date of acceptance of such offer, unless the Company and the purchaser agree to settlement (a) on any other business day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

Instruction from Company to Trustee for Preparation of Securities, Preparation and Delivery of Securities by Trustee and Receipt of Payment Therefor:

     After receiving the Sale Information from the Agent, the Company will communicate such Sale Information to the Note Trustee or the Bond Trustee, as the case may be, by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Note Trustee or the Bond Trustee, as the case may be, will prepare each Security and appropriate receipts that will serve as the documentary control of the transaction. Each Security will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Security") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Security"). Except as set forth in the Prospectus, as amended or supplemented, an owner of a Book-Entry Security will not be entitled to receive a Certificated Security.

     A.  PROCEDURES FOR BOOK-ENTRY SECURITIES

     In connection with the qualification of Book-Entry Securities for eligibility in the book-entry system maintained by DTC, each Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and such Trustee to DTC, dated as of June 4, 1993 (the "Letter of Representation"), and, in the case of the Note Trustee, a Medium-Term Note Certificate Agreement between such Trustee and DTC dated December 2, 1988, and, in the case of the Bond Trustee, a Medium-Term Note Certificate Agreement between such Trustee and DTC, dated as of December 2, 1988, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

     On any Settlement Date for one or more Book-Entry Securities, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to U.S. $250,000,000 principal amount of all such Securities that have the same Original Issue Date, Maturity Date and other terms. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an "Interest Accrual Date," which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. Book-Entry Securities may be payable only in U.S. dollars. No Global Security will represent any Certificated Security.

     Upon receipt of the Sale Information from the Company, the Trustee will then assign a CUSIP number to the Global Security representing such Security and will notify the Company and the Agent of such CUSIP number by telephone as soon as practicable.

     The Trustee will enter a pending deposit message through DTC's Participant Terminal System providing the following settlement information to DTC, the Agent and Standard & Poor's Corporation:

          1.  The Sale Information.

          2. The Initial Interest Payment Date for such Security, the number of days by which such date succeeds the related DTC Record Date (which shall be the Record Date as defined in the Security) and, if known, amount of interest payable on such Initial Interest Payment Date.

          3. The CUSIP number of the Global Security representing such Security.

          4. Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time).

     By 9:00 a.m. on the Settlement Date, the Trustee will complete and authenticate the Global Security representing such Security. By 10:00 a.m. on the Settlement Date, DTC will credit such Security to the Trustee's participant account at DTC.

     By 2:00 p.m. on the Settlement Date, the Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Security to the Trustee's participant account and credit such Security to the Agent's participant account and (ii) debit the Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Security less the Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that
(a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between such Trustee and DTC.

     Unless the Agent is the end purchaser of such Security, the Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Security to the Agent's participant account and credit such Security to the participant accounts of the Participants with respect to such Security and (ii) to debit the settlement accounts of such Partici-pants and credit the settlement account of the Agent for an amount equal to the price of such Security.

     By 4:45 p.m. on the Settlement Date transfers of funds in accordance with SDFS deliver orders described in the two preceding paragraphs will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

     By 5:00 p.m. on the Settlement Date, the Trustee will credit to the account of the Company maintained with the Trustee in funds available for immediate use in the amount transferred to the Trustee by the Agent.

     Unless the Agent is the end purchaser of such Security, the Agent will confirm the purchase of such Security to the purchaser either by transmitting to the Participants with respect to such Security a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

     If settlement of a Book-Entry Security is rescheduled or cancelled, the Trustee, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled Settlement Date.

     The Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later than 2:15 p.m., New York City time, on the Settlement Date. Such instruction will be given by the Company prior to 3:00 p.m., New York City time, on the business day prior to the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Securities in which case such instruction will be given by the Company by 11:00 a.m., New York City time.

     B.  PROCEDURES FOR CERTIFICATED SECURITIES

     In the case of a sale of Certificated Securities to a purchaser solicited by an Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Securities to the Selling Agent for the benefit of the purchaser of such Securities against delivery by the Selling Agent of a receipt therefor. On the Settlement Date, the Selling Agent will deliver payment for such Securities in immediately available funds to the Trustee in an amount equal to the issue price of the Securities less the Selling Agent's commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser.

     In the case of a sale of Securities to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Securities to the Purchasing Agent against delivery of payment for such Securities in immediately available funds to the Trustee in an amount equal to the issue price of the Securities less the Purchasing Agent's discount.

     In either case, promptly upon receipt of such funds from the Agent, the Trustee will wire an amount equal thereto to, or upon the order of, the Company in immediately available funds.

     The Note Trustee or Bond Trustee, as the case may be, shall deliver Certificated Securities to:

          Morgan Stanley & Co. Incorporated:

               Morgan Stanley & Co. Incorporated
               Bank of New York
               One Wall Street, 4th Floor
               New York, NY  10015
               Attn: Dealer's Clearance Department

          Merrill Lynch & Co.:

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
               Money Market Clearance - MTNs:
               75 Barclay Street
               Ground Floor, Window C
               New York, NY  10080
               Attn: Kevin Brennan

Failure to Settle:

     A.  PROCEDURES FOR BOOK-ENTRY SECURITIES

     If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security, the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Security to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security "cancelled," make appropriate entries in the Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor's Corporation, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

     If the purchase price for any Book-Entry Security is not timely paid to the Participants with respect to such Security by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

     In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide for the authentication and issuance of a Global Security representing the Book-Entry Securities to be represented by such Global Security and will make appropriate entries in its records.

     B.  PROCEDURES FOR CERTIFICATED SECURITIES

     If a purchaser fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Certificated Security to the Trustee. Immediately upon receipt of such Security by the Trustee, the Trustee will debit the account of the Company in an amount equal to the amount previously credited thereto in respect of such Security and will return such funds to the Selling Agent. The Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds at the then prevailing broker-loan rate during the period when they were credited to the account of the Company.

     The Trustee will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Security.

                                                                 ANNEX III

                              Accountants' Letter
                              -------------------

     Pursuant to Section 4(j) and Section 6(d), as the case may be, of the Distribution Agreement, the Company's independent public accountants shall furnish letters to the effect that:

          (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

         (ii) In their opinion, the consolidated financial statements and schedules audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agents;

        (iii) In their opinion, the unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for the five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

         (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of changes in financial position included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of changes in financial position included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

               (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

               (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

               (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of common stock in connection with the Company's Dividend Reinvestment Plan, issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase or decrease in the consolidated long-term debt of the Company and its subsidiaries, other than repayments of long-term debt and amortization of premium and discounts on long-term debt, in each case in excess of $5,000,000, or any decreases in consolidated net current assets or net assets or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated operating revenues, operating income, net income, earnings applicable to common stock or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agents, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (v) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

     All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the Commencement Date referred to in
Section 6(d) thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under Section 4(j) thereof.